Exhibit 8

Subsidiaries of Tsakos Energy Navigation Limited

Company	Country of Incorporation
Oak Shipping Co Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Soumelia Marine Co Ltd.	Cyprus
Dimena Shipping Co Ltd.	Cyprus
Grevia Marine Co Ltd.	Cyprus
Noble Shipping Enterprises Ltd.	Liberia
Seaport Shipping Corp.	Liberia
Kingsbridge Shipping Co Ltd.	Liberia
Azimuth Shipping Company Ltd.	Liberia
Bosphorus Shipping Co Ltd.	Liberia
Oceana Shipping Company Ltd.	Liberia
Malgara Marine Co Ltd.	Cyprus
Horizana Shipping Co Ltd.	Malta
Fortitude Shipping Co Ltd.	Malta
Klera Navigation Co Ltd.	Cyprus
Magnum Faith S.A.	Panama
Status Fame S.A.	Panama
Sea Mayfair S.A.	Panama
Ergo Glory S.A.	Panama
Divino Maritime Co Ltd.	Cyprus
Estoril Maritime Co Ltd.	Cyprus
Jersey Shipping Co Ltd.	Liberia
Annapolis Shipping Co Ltd.	Liberia
Essex Shipping Co. Ltd.	Liberia
Juliet Shipping Company Limited	Liberia
Rigoletto Shipping Company Limited	Liberia
Mediterranean Fame S.A.	Panama
World Excellence S.A.	Panama
Oceanic Honour S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Activity Excellence S.A.	Panama
Worldwide Overseas S.A.	Panama
Maritime Investment Finance Ltd.	Liberia